Exhibit 4(b)

SCHEDULE A

Fund	Average Daily Net Assets	Advisory Fee Rate
BlackRock U.S. Carbon Transition Readiness ETF	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

BlackRock World ex U.S. Carbon Transition	First $1 billion	0.35%
Readiness ETF	$1 billion - $3 billion	0.33%
	$3 billion - $5 billion	0.32%
	$5 billion - $10 billion	0.30%
	Greater than $10 billion	0.29%

iShares A.I. Innovation and Tech Active ETF		0.65%

iShares Defense Industrials Active ETF		0.55%

iShares Disciplined Volatility Equity Active ETF	First $1 billion	0.40%
	$1 billion - $3 billion	0.38%
	$3 billion - $5 billion	0.36%
	$5 billion - $10 billion	0.35%
	Greater than $10 billion	0.34%

iShares Dynamic Equity Active ETF	First $1 billion	0.40%
	$1 billion - $3 billion	0.38%
	$3 billion - $5 billion	0.36%
	$5 billion - $10 billion	0.35%
	Greater than $10 billion	0.34%

iShares Enhanced Large Cap Core Active ETF		0.22%

iShares Enhanced Short-Term Bond Active ETF		0.20%
(f/k/a BlackRock Enhanced Short-Term Bond
ETF)

iShares FinTech Active ETF (f/k/a BlackRock	First $3 billion	0.66%
Future Financial and Technology ETF)	$3 billion - $5 billion	0.63%
	$5 billion - $10 billion	0.61%
	Greater than $10 billion	0.60%

iShares Government Money Market ETF		0.20%

iShares Health Innovation Active ETF (f/k/a	First $5 billion	0.77%
BlackRock Future Health ETF)	$5 billion - $10 billion	0.74%
	Greater than $10 billion	0.72%

iShares Infrastructure Active ETF		0.60%

iShares International Country Rotation Active ETF		0.55%

iShares International Dividend Active ETF (f/k/a	First $1 billion	0.60%
BlackRock International Dividend ETF)	$1 billion - $3 billion	0.56%

	$3 billion - $5 billion	0.54%
	$5 billion - $10 billion	0.52%
	Greater than $10 billion	0.51%

iShares International Equity Factor Rotation		0.45%
Active ETF

iShares Large Cap Core Active ETF (f/k/a	First $1 billion	0.38%
BlackRock Large Cap Core ETF)	$1 billion - $3 billion	0.36%
	$3 billion - $5 billion	0.34%
	$5 billion - $10 billion	0.33%
	Greater than $10 billion	0.32%

iShares Large Cap Growth Active ETF (f/k/a		0.55%
BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF (f/k/a	First $1 billion	0.55%
BlackRock Large Cap Value ETF)	$1 billion - $3 billion	0.51%
	$3 billion - $5 billion	0.48%
	$5 billion - $10 billion	0.46%
	Greater than $10 billion	0.45%

iShares Managed Futures Active ETF		0.80%

iShares Nasdaq Premium Income Active ETF		0.35%

iShares Prime Money Market ETF		0.20%

iShares Systematic Alternatives Active ETF		0.99%

iShares Technology Opportunities Active ETF		0.77%

iShares U.S. Equity Factor Rotation Active ETF	First $1 billion	0.30%
(f/k/a BlackRock U.S. Equity Factor Rotation	$1 billion - $3 billion	0.28%
ETF)	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

iShares U.S. Industry Rotation Active ETF (f/k/a	First $1 billion	0.42%
BlackRock U.S. Industry Rotation ETF)	$1 billion - $3 billion	0.39%
	$3 billion - $5 billion	0.38%
	$5 billion - $10 billion	0.37%
	Greater than $10 billion	0.35%

iShares U.S. Large Cap Premium Income Active		0.35%
ETF (f/k/a iShares Advantage Large Cap Income
ETF)

iShares U.S. Select Equity Active ETF (f/k/a	First $1 billion	0.75%
iShares Long-Term U.S. Equity Active ETF)	$1 billion - $3 billion	0.71%
	$3 billion - $5 billion	0.68%
	$5 billion - $10 billion	0.65%
	Greater than $10 billion	0.63%

iShares U.S. Thematic Rotation Active ETF (f/k/a	First $1 billion	0.60%
BlackRock Future U.S. Themes ETF)	$1 billion - $3 billion	0.56%
	$3 billion - $5 billion	0.54%
	$5 billion - $10 billion	0.52%

Greater than $10 billion	0.51%

Amended November 28, 2025